January 3, 2012


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Receipts
representing twenty deposited shares of
 Industrial Minerals Corporation
(Form F6, Registration No.  333171207)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in the company name to IDM International
Limited.

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised name for Industrial Minerals Corporation.


The Prospectus has been revised to reflect the new name, and has been over stamped with:

Effective January 03, 2012
the company changed its name
to IDM International
Limited..

Please contact me with any questions or
comments at 212 8152281


Rajan Balsara
Vice President
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286